Exhibit 99.1

The St. Joe Company Reports First Quarter 2015 Results

WATERSOUND, Fla.--(BUSINESS WIRE)--May 7, 2015--The St. Joe Company (NYSE: JOE) (the “Company”) today announced a Net Loss for the first quarter of 2015 of $(1.7) million, or $(0.02) per share, compared with Net Income of $403.0 million, or $4.37 per share, for the first quarter of 2014. During the first quarter of 2014, the Company sold approximately 380,000 acres of the Company’s non-strategic timberlands and rural land to AgReserves, Inc (the “AgReserves Sale”). As a result of this sale, the Company recorded earnings of $511.1 million before income taxes in the first quarter of 2014.

Revenue for the first quarter of 2015 was $17.1 million as compared to $23.2 million, excluding the AgReserves Sale, in the first quarter of 2014. The decrease in revenue is primarily due to a $6.3 million decrease in timber revenue as a result of the AgReserves Sale. The Company’s first quarter revenue was generated from $5.4 million of residential real estate sales, $7.8 million from resorts and leisure operations, $2.1 million from leasing operations and $1.8 million from timber sales.

During the first quarter of 2015, the Company’s revenue from leasing operations increased 75% to $2.1 million, as compared to $1.2 million in the first quarter in 2014, primarily due to the Company’s consolidated joint venture, Pier Park North. Stores at Pier Park North opened throughout 2014 as construction progressed. Pier Park North is currently over 80% leased.

Investment income from the Company’s available-for-sale securities for the first quarter of 2015 was $2.9 million, as compared to $0.2 million in the first quarter of 2014.

As of March 31, 2015, the Company had cash, cash equivalents and investments of $675.1 million, as compared to $671.4 million as of December 31, 2014.

FINANCIAL DATA Consolidated Results ($ in millions except share and per share amounts)

	Quarter Ended March 31,
	2015	2014
Revenues
Real estate sales	$5.4	$577.8
Resorts and leisure revenues	7.8	7.0
Leasing revenues	2.1	1.2
Timber sales	1.8	8.1
Total revenues	17.1	594.1
Expenses
Cost of real estate sales	3.1	62.1
Cost of resorts and leisure revenues	8.8	7.6
Cost of leasing revenues	0.7	0.4
Cost of timber sales	0.2	3.9
Other operating and corporate expenses	7.1	8.5
Depreciation, depletion and amortization	2.9	2.1
Total expenses	22.8	84.6
Operating (loss) income	(5.7)	509.5
Other income	2.9	0.4
(Loss) income before income taxes	(2.8)	509.9
Income tax (benefit) expense	(1.1)	106.9
Net (loss) income	(1.7)	403.0
Net (loss) income per share	$(0.02)	$4.37
Weighted average shares outstanding	92,302,636	92,292,913

Revenues by Segment
($ in millions)

	Quarter Ended March 31,
	2015	2014
Revenues:
Real estate sales
Residential	$5.4	$5.7
Commercial	--	2.4
AgReserves Sale and other	--	569.7
Total real estate sales	5.4	577.8
Resorts and leisure revenues	7.8	7.0
Leasing revenues	2.1	1.2
Timber sales	1.8	8.1
Total revenues	$17.1	$594.1

Summary Balance Sheet ($ in millions)

	March 31, 2015	December 31, 2014
Assets
Investment in real estate, net	$321.1	$321.8
Cash and cash equivalents	289.7	34.5
Investments	385.4	636.9
Restricted investments	7.1	7.9
Notes receivable, net	22.4	24.3
Pledged treasury securities	25.5	25.7
Property and equipment, net	10.5	10.2
Other assets	34.4	32.0
Investments held by special purpose entities	209.4	209.8
Total assets	$1,305.5	$1,303.1

Liabilities and Equity
Debt	$66.4	$63.8
Accounts payable, accrued liabilities and deferred credits	47.4	47.5
Deferred tax liabilities	35.5	34.8
Senior Notes held by special purpose entity	177.4	177.3
Total liabilities	326.7	323.4
Total equity	978.8	979.7
Total liabilities and equity	$1,305.5	$1,303.1

Debt Schedule ($ in millions)

	March 31, 2015	December 31, 2014
In substance defeased debt	$25.5	$25.7
Community Development District debt	7.1	6.5
Pier Park North joint venture – construction loan	33.8	31.6
Total debt	$66.4	$63.8

Other Operating and Corporate Expenses ($ in millions)

	Quarter Ended March 31,
	2015	2014
Employee costs	$2.6	$2.5
AgReserves Sale severance	--	1.2
401(k) contribution / pension plan	0.9	0.7
Property taxes and insurance	1.5	1.7
Professional fees	1.2	1.4
Marketing and owner association costs	0.3	0.5
Occupancy, repairs and maintenance	0.1	0.2
Other	0.5	0.3
Total other operating and corporate expenses	$7.1	$8.5

Additional Information and Where to Find It

Additional information with respect to the Company’s results for the first quarter of 2015 will be available in a Form 10-Q that will be filed with the Securities and Exchange Commission.

Important Notice Regarding Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations regarding the Company’s business strategy and future operations and the growth and development of the resort operations business. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including (1) changes in the Company’s strategic objectives, including any such changes implemented as a result of the Company’s planned CEO search; (2) economic or other conditions that affect the future prospects for the Southeastern region of the United States and the demand for the Company’s products, including a slowing of the population growth in Florida, inflation, or unemployment rates or declines in consumer confidence or the demand for, or the prices of, housing; (3) pending or future regulatory or legislative actions, accounting changes or litigation that could adversely affect the Company; (4) the impact of natural or man-made disasters or weather conditions, including hurricanes and other severe weather conditions, on the Company’s business; (5) changes in the Company’s customer base and the mix of homesites available for sale in its residential real estate; (6) changes in the cyclical nature of the Company’s real estate operations; (6) the Company’s ability to capitalize on its leasing operations in the Pier Park North joint venture; (7) the Company’s ability to effectively execute its strategy in its resorts and leisure operations; (8) the Company’s ability to capitalize on opportunities relating to its planned mixed use and active adult communities, including its ability to successfully and timely obtain land-use entitlements and construction financing, and address issues that arise in connection with the use and development of its land, including the permits required for the launch of its planned mixed use and active adult communities; (9) the realization of any unrealized losses related to the Company’s investments, including any potential further downturns in the Company’s corporate debt securities or any other of its investments; and (10) the Company’s ability to effectively deploy and invest its assets, including available-for-sale securities; as well as, the cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings including the Company’s Annual Report on Form 10-K filed with the Commission on February 26, 2015 as updated by subsequent Quarterly Reports on Form 10-Qs and other current report filings.

About The St. Joe Company

The St. Joe Company together with its consolidated subsidiaries is a real estate development and operating company with real estate assets and operations currently concentrated primarily between Tallahassee and Destin, Florida. The Company uses these assets in its residential or commercial real estate developments, resorts and leisure operations, leasing operations or its forestry operations. More information about the Company can be found on its website at www.joe.com.

© 2015, The St. Joe Company. “St. Joe®”, “JOE®”, the “Taking Flight” Design®, “St. Joe (and Taking Flight Design)®” are registered service marks of The St. Joe Company.

CONTACT:
The St. Joe Company
Investor Relations Contact:
Marek Bakun, 1-866-417-7132
Chief Financial Officer
Marek.Bakun@Joe.Com